Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Stanley Black & Decker, Inc., a Connecticut corporation (the “Registrant”), does hereby make, constitute and appoint each of Bruce H. Beatt and Donald J. Riccitelli, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to execute (a) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), concerning the Registrant’s common stock, par value $2.50 per share, to be offered in connection with the Stanley Black & Decker Employee Stock Purchase Plan (formerly The Stanley Works Employee Stock Purchase Plan), as amended, (b) any and all amendments and supplements to the Form S-8 Registration Statement, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act and (c) other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorney-in-fact and agent, in his or her sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this power of attorney has been signed by the following persons in the capacities listed below on July 23, 2014.

Signature	Title

/s/ John F. Lundgren	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
John F. Lundgren

/s/ Donald Allan Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Donald Allan Jr.

/s/ Jocelyn Belisle	Chief Accounting Officer (Principal Accounting Officer)
Jocelyn S. Belisle

/s/ George W. Buckley	Director
George W. Buckley

/s/ Patrick D. Campbell	Director
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director
Carlos M. Cardoso

/s/ Robert B. Coutts	Director
Robert B. Coutts

Signature	Title

/s/ Debra A. Crew	Director
Debra A. Crew

/s/ Benjamin H. Griswold, IV	Director
Benjamin H. Griswold, IV

/s/ Anthony Luiso	Director
Anthony Luiso

/s/ Marianne Miller Parrs	Director
Marianne Miller Parrs

/s/ Robert L. Ryan	Director
Robert L. Ryan